Exhibit 99







         STATE OF NORTH CAROLINA         IN THE GENERAL COURT OF JUSTICE
                                             SUPERIOR COURT DIVISION
         COUNTY OF DURHAM                         96 CvS ______

         STEVEN M. SCOTT, M.D., on      )
         his own behalf and on behalf   )
         of Coastal Physician Group,    )
         Inc., and BERTRAM E. WALLS,    )
         M.D., M.B.A., on his own       )
         behalf and on behalf of        )
         Coastal Physician Group, Inc., )
                                        )      VERIFIED COMPLAINT
                          Plaintiffs,   )
                                        )      JURY TRIAL DEMANDED
                    vs.                 )
                                        )
         JACQUE JENNING SOKOLOV,        )
         JOSEPH G. PIEMONT, STEPHEN D.  )
         CORMAN and COASTAL PHYSICIAN   )
         GROUP, INC.,                   )
                                        )
                          Defendants.   )



              Plaintiffs Steven M. Scott, M.D. and Bertram E. Walls,

         M.D., M.B.A., upon knowledge as to themselves and upon

         information and belief as to all other matters, complaining of the defendants, allege and say:


                               NATURE OF THE ACTION


              1.  Plaintiffs bring this action for injunctive and other

         relief seeking, among other things, to remedy unlawful conduct by members of the Board of Directors of Coastal Physician

         Group, Inc. ("Coastal" or the "Company").  In two hurried

         meetings orchestrated by Jacque Jenning Sokolov ("Sokolov"),

         Coastal's current Chairman, a majority of Coastal's Board fired

         Dr. Steven Scott, Coastal's founder and largest shareholder,







         from his position as Coastal's President and Chief Executive

         Officer; purported to strip Dr. Scott of his right to communi-

         cate with Coastal advisors and employees; replaced him with

         Coastal's former general counsel, Joseph G. Piemont

         ("Piemont"), who has no experience running a highly specialized company like Coastal; and subsequently approved a lavish and wasteful "employment agreement" with Piemont with a present value of millions of dollars that, among other things, purports to reward Piemont, and to cost Coastal, in the event that a single new director is added to, or a single director resigns from, Coastal's Board.  In addition, in a hastily called and conducted meeting last night, July 8, 1996, a Sokolov-sponsored proposed sale of assets was approved by six (6) members of the

         Coastal Board without adequate
































         consideration of all financial alternatives to maximizing value to all Coastal shareholders.  The market reaction to the

         directors' misconduct has been swift.  In the month since the

         Sokolov scheme was first implemented, the market value of

         Coastal's shares has fallen substantially and average daily volume during this period has been dramatically reduced.


              2.  As alleged more fully below, plaintiffs assert certain claims on behalf of Coastal for waste of corporate assets;

         breach of fiduciary duty; and declaratory relief.  Plaintiffs also assert certain claims on their own behalf for breach of fiduciary duty and for declaratory relief.


                                   THE PARTIES


              3.  Plaintiff Scott is, and at all times relevant to this

         action has been, a licensed physician in this state; the owner of approximately 30% of the outstanding shares of common stock of Coastal; and a member of Coastal's Board of Directors (the

         "Board") since he founded the Company in 1977.


              4.  Plaintiff Walls is, and at all times relevant to this

         action has been, a licensed physician in this state and has earned a masters degree in business administration; a member of the Coastal Board since 1991 and an owner of Coastal common stock.












              5.  Defendant Coastal is a Delaware corporation with its

         principal place of business in Durham County, North Carolina and the successor in interest to Coastal Healthcare Group, Inc.

         Coastal is a physician management company that provides a broad range of health care and administrative services to physicians,

         hospitals and other health care organizations, including but not limited to staffing services.  As of April 30, 1996,

         Coastal had approximately 23,835,665 shares of common stock outstanding.


              6.  Defendant Sokolov is Chairman of the Board.  While

         Coastal is based in Durham, Sokolov resides and spends most of his time in Los Angeles or Malibu, California.  In November,

         1994, Coastal acquired Advanced Health Plans, Inc. and Advanced

         Health Plans Development, Inc., two California-based companies in which Sokolov was the CEO and principal shareholder.  Both of these companies have severely underperformed in relation to projections made by Sokolov at the time that these companies were acquired by Coastal.























              7.  Defendant Stephen D. Corman ("Corman") became Chief

         Financial Officer of Coastal in May 1995 and has been a

         director of Coastal since 1991.


              8.  From August 1993 through May 1995 defendant Piemont

         served as general counsel to Coastal.  Prior to that time,

         Piemont served as in-house counsel to financial services compa-

         nies.  As alleged more fully below, according to public state-

         ments issued by Coastal, defendant Piemont is currently the

         President and Chief Executive Officer of Coastal.


                                FACTUAL BACKGROUND


         DR. SCOTT ESTABLISHES THE COMPANY


              9.  In 1977, Dr. Scott founded the Company to assist

         hospitals in staffing their emergency facilities.  Since that time, Coastal's business has expanded its range of hospital-

         based physician contract, as well as physician business manage-

         ment services, and became the market leader in emergency ser-

         vices business.


         DR. SCOTT'S EMPLOYMENT AGREEMENT WITH COASTAL


              10.  On April 1, 1991, Dr. Scott entered into a five-year

         employment agreement with Coastal Healthcare Group, Inc. (now the Company) (the "Scott Agreement") to serve as its President and Chief Executive Officer, a position he had held without an










         agreement since 1977.  The Scott Agreement, by its terms,

         renews automatically each year and does not presently expire until March 31, 2001.


              11.  Section 18 of the Scott Agreement provides that Dr.

         Scott's employment may be terminated only in the following limited circumstances:


                   (a) [Dr. Scott] becomes disabled for a continuous period of twelve (12) consecutive months or dies; . . .

                   (b) Either [Dr. Scott] or Corporation gives forty-five (45) days written notice to the other of intention to terminate; provided, however, such termination shall not affect the rights of [Dr. Scott] and others under Sections 9 and 10 [of this Agreement]; . . .

                   (c) [Dr. Scott] reaches age seventy (70) years while in the employ of the Corporation.


              12.  Section 9 of the Scott Agreement provides that if Dr.

         Scott is terminated prior to age 70 "for any reason other than

         (i) death, (ii) disability, or (iii) for just cause," the

         Company must























         pay him his base compensation for the remaining term of the contract and several other amounts set forth in Section 9.

         "Just cause" is defined in this section as "only a final

         nonappealable conviction of or a plea of guilty or nolo

         contendere by [Dr. Scott] to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct against [Coastal]."


              13.  The Scott Agreement was amended as of April 1, 1994,

         because "[Dr. Scott]'s services have constituted a major factor in the success of the Corporation for many years and the

         Corporation desires to continue the employment of [Dr. Scott]

         by amending the Employment Agreement previously entered into on

         April 1, 1991."  This amendment increased Dr. Scott's compensa-

         tion but worked no substantive change regarding the Company's ability to terminate his employment nor did it alter the term of Dr. Scott's employment.


         DR. SCOTT'S EFFORTS TO IMPROVE THE COMPANY AND SOKOLOV'S RE-
         SPONSE


              14.  Between 1991 and 1994, Coastal's net operating

         revenue increased by more than fifty percent and net income over that period increased from $11,394,000 to as high as

         $24,303,000.  In fiscal year 1995, however, Coastal lost $46.9 million.  During the first quarter ending March 31, 1996,












         Coastal's net operating revenue decreased 26.5%, and it in-

         curred a net loss of $11,730,000.  As a result, Coastal was forced to increase its bank borrowings significantly.


              15.  In an effort to refocus the Company's financial and

         strategic goals and improve its cash flow, the Company decided to reorganize its management team and retain financial

         advisors.  As the Company's largest shareholder, President and

         CEO, Dr. Scott cooperated with this turnaround effort.  Dr.

         Scott's suggestions, however, were repeatedly frustrated and ignored by Sokolov, who sought to exploit Coastal's financial position to enhance his own employment and stature.


              16.  For example, in February, 1996, a special committee

         of the Coastal Board intended to be composed of independent directors was created to review management's actions to improve the Company's financial results (the "Special Committee").

         Despite the Company's need for objective oversight in this area, Sokolov named himself Chairman of the Special Committee and repeatedly ignored Dr. Scott's requests that he step down from the Special Committee in favor of an




















         independent director.  To date, Sokolov remains the highest paid executive at Coastal, yet has continued to run a committee established solely for outside directors.  He has done so in complete disregard for even the most fundamental formalities,

         failing to provide minutes of the last fourteen (14) meetings of the Coastal Board, or committees thereof.


         SOKOLOV'S EFFORTS TO ISOLATE DR. SCOTT; THE RESOLUTIONS


              17.  Following the appointment of the Special Committee,

         Dr. Scott and Sokolov continued to differ over Coastal's

         management and the direction that Coastal was taking.  To quell this challenge to his authority, Sokolov determined to embark on a course of action designed to isolate Dr. Scott and limit his voice in the Company, notwithstanding his critical role in

         Coastal's growth and his substantial stock ownership position.


              18.  First, Sokolov, a Malibu, California resident, caused the Special Committee to retain supposedly "outside" counsel to advise it.  However, the counsel chosen was a Los Angeles-based firm that had previously done work for Sokolov personally.


              19.  Second, Sokolov caused his Los Angeles counsel to

         prepare a set of resolutions to be presented to the Board for adoption which, among other things, would purport to put Dr.

         Scott on a "sabbatical leave of absence" for the rest of 1996 as Coastal's President and CEO -- in clear violation of the










         Scott Agreement -- and would place significant and unlawful restrictions upon Dr. Scott's ability as a director to commu-

         nicate with Coastal employees and advisors (the "Resolutions").

         (A copy of the Resolutions is attached hereto as Exhibit A.)

         These Resolutions were essentially dictated by Sokolov to his hand picked Los Angeles counsel without input from the outside members of this Committee.


              20.  Among other things, the Resolutions purported to

         provide that:


                        Dr. Scott "shall be placed on a sabbatical leave of absence ("Leave")" commencing on May 29, 1996 and continuing through December 31, 1996;

                        "for the duration of his Leave, Dr. Scott shall not hold or exercise any of the powers, author-ity or duties as President, Chief Executive Officer or other officer of the Company;"































                        "for the duration of his Leave, Dr. Scott shall not directly or indirectly communicate with the Company's professional advisers other than the Company's counsel" and Price Waterhouse LLP, which had earlier been appointed by the Company to help improve its financial performance; and

                        "for the duration of his Leave, Dr. Scott shall not directly or indirectly communicate with any employees of the Company or of any of its sub-sidiaries (except with those employees who are Directors in their capacity as such or with those or other employees on a social basis with-in a social context)."


              21.  The Resolutions also provided that Piemont would be

         appointed "Acting Chief Executive Officer and Acting President"

         during Dr. Scott's "sabbatical" and that the Compensation

         Committee of the Coastal Board would be directed to "confer with Mr. Piemont concerning an Employment Agreement with him"

         and to report to the Board its recommendations with respect to such an agreement within thirty days.  This was despite

         Piemont's lack of any prior experience as a CEO with any com-

         pany, let alone one as highly specialized as Coastal; despite

         Piemont's startling lack of operating experience, even within

         Coastal; and despite the fact that Piemont is not a physician.

         In addition, the Resolutions purported to remove the then-

         existing members of the Nominating Committee and Executive Com-

         mittee of the Coastal Board of Directors and to reconstitute each of those committees with Sokolov as the chair.














         SIX MEMBERS OF THE COASTAL BOARD ADOPT THE RESOLUTIONS


              22.  The purported Special Committee discussed the

         Resolutions for the first time at approximately 7 p.m. on the evening of May 29, 1995.  Dr. Scott addressed the Special Com-

         mittee for ten minutes during their two and one-half hour meet-

         ing.  At approximately 10:30 p.m. the Board convened telephoni-

         cally for a meeting that lasted only forty-five minutes.  The

         Board then adopted the Resolutions by a vote of 6-3.  Dr. Scott and Dr. Walls represented two of the three dissenting votes.

         The Board approved the Resolutions without an adequate oppor-

         tunity for the Board to consider them; without adequately eval-

         uating the effect of the Resolutions on the Company; without being informed of the Resolutions' effect upon the Scott Agree-

         ment; and without being apprised of the Resolutions' illegality under Delaware law.


              23.  For example, the Board was not informed that the

         Scott Agreement with Coastal made no provision for any "sab-

         batical leave[] of absence"; that Dr. Scott was not given any written




















         notice of termination under that agreement; and that there was no "just cause" for his termination, as defined in the Scott

         Agreement.  The Board approved the Resolutions -- which

         effectively terminated Dr. Scott -- without any discussion at all of the Scott Agreement, let alone any discussion of the

         Company's potential liability for breach of that agreement.

         Indeed, Coastal's outside directors were not even informed that

         Dr. Scott was a party to an employment agreement with Coastal,

         much less that the Resolutions if adopted would cause Coastal to violate certain provisions of that agreement.


              24.  Similarly, with respect to the Resolutions that would purport to prevent Dr. Scott from communicating with any non-

         director employee of Coastal or with Coastal's professional advisors, at no time was the Board advised of the effect of such restrictions under Delaware law, much less that such re-

         strictions were, in fact, violations of Delaware law.


         POST-RESOLUTIONS DEVELOPMENTS


              25.  Following the May 29, 1996 Board meeting, Sokolov's

         campaign to attempt to neutralize Dr. Scott continued.  In fact, it has become quite clear that despite being labeled a

         "sabbatical leave," Dr. Scott was, in reality, permanently terminated.  Indeed, the very next day after the Resolutions were adopted, Sokolov ordered that the belongings of Dr. Scott,











         the Company's founder, be removed from his office so that

         Piemont could move into it.


              26.  Similarly, in a Form 10-K it filed with the

         Securities and Exchange Commission on May 31, 1996 (portions attached hereto as exhibit B), Coastal identified Piemont as its "President and Chief Executive Officer."  The Form 10-K

         indicated that Piemont was "appointed President and Chief

         Executive Officer on May 29, 1996 . . . ."  In addition, in a news release dated May 30, 1996 (attached hereto as exhibit C),

         Coastal "announced that Joseph G. Piemont will assume the re-

         sponsibilities of President and Chief Executive Officer, effec-

         tive immediately."  The Form 10-K also stated that "from 1977 to May 29, 1996, Dr. Scott served as President and Chief Execu-

         tive Officer of the Company."


              27.  In addition, shortly after the Resolutions were

         adopted, John Hemingway, one of the Board's dissenting

         directors, as well as Vice Chairman of the Board, the Company's

         Senior Execu-






















         tive Vice President and Secretary and one of the Company's most knowledgeable employees, had his office removed from corporate headquarters and his daily responsibilities within the Company substantially diminished, upon the orders of Sokolov and

         Piemont.


              28.  On June 3, 1996, Dr. Scott met with Piemont to

         discuss the Resolutions and his continuing role as director of

         Coastal.  At this meeting, Dr. Scott expressed his belief that

         Coastal's large outside stockholders should be involved in the process of selecting representatives for Coastal's Board and requested the opportunity to participate in communicating with such stockholders on these issues.


              29.  During the June 3 meeting, Dr. Scott also was advised that it was the then-present intent of Coastal to hold its annual shareholder's meeting in July and that it was antici-

         pated that proxy materials in connection with that meeting would be mailed to stockholders in June.  Dr. Scott also re-

         quested during this meeting that he be provided with a draft of all proxy materials sufficiently in advance of their being mailed, to afford him the opportunity to review them and pro-

         vide commentary.  At that meeting, Piemont and Coastal's coun-

         sel assured Dr. Scott that such information would be provided to him.












         THE BORCHERT MEMORANDUM


              30.  After this meeting, Piemont provided Dr. Scott with a memorandum from Robert Borchert, an employee of the Company,

         delineating "key comments/recurring themes communicated by analysts and stockholders" during Borchert's discussions with them the day after the Resolutions were passed.  The memorandum stated that Coastal had "initiated discussions" with certain

         "major stockholders regarding board development, and asked them to give some thought to potential candidates."


              31.  Dr. Scott requested that, as a director of Coastal,

         he be provided with a summary of the conversations to which

         Borchert referred in the memorandum, including the identities of all persons at Coastal to whom each such stockholder had spoken and the substance of each such conversation.  This

         request was memorialized in a June 6, 1996 letter to Coastal's outside counsel, but no summary was forthcoming.


























         THE JUNE 13 LETTER


              32.  On June 13, 1996 Coastal's newly retained special

         counsel informed Dr. Scott via letter that the Company "does not intend to mail the proxy statement for this year's annual meeting before the Board meeting on June 20."


              33.  The June 13 Letter also responded to Dr. Scott's

         question regarding whether "the Company is willing to consider the addition to the Board of an outside director who will rep-

         resent the interests of substantial stockholders other than Dr.

         Scott."  The Letter stated in this regard that Coastal was willing to meet with Dr. Scott to discuss this "plan," but warned Scott that should he "seek to change the composition of the board through unilateral shareholder action, the Company would face a serious distraction from the urgent business of recovery and turn-around that is at hand, and would have to view Dr. Scott as acting other than in the long-term interests of the Company and all of its stockholders."


              34.  On June 18, 1996, Dr. Scott, in a good faith attempt

         to reach an amicable resolution between himself and Coastal on the issue, among other things, of changes to the Board's compo-

         sition to increase outside representation entered into an

         agreement with Coastal designed to give Coastal and Dr. Scott time to negotiate (the "Moratorium").  Among other things, the











         Moratorium provides that so long as that agreement remains in effect,


              Neither party or any affiliate or agent of such party shall file preliminary proxy or other soliciting or consent solicitation materials relating to the 1996 Annual Meeting of Shareholders of the Company or any other meeting of shareholders of the Company . . . , or with respect to the taking of any action by written consent, until the first business day following receipt by the nonterminating party of a Termination Notice.


         THE JUNE 20 SPECIAL MEETING


              35.  The trappings of conciliation masked a more sinister

         motive by Sokolov to attempt to force through the Coastal Board a series of agreements designed to exact a significant, poten-

         tially multimillion dollar financial penalty from Coastal -- at a time when it could ill afford such an expense -- in the event that there was a change in the composition of the Board.  On

         June 10, 1996, Dr. Scott received a notice dated June 6, 1996 of a special Board meeting to be held for six scheduled hours on Thursday, June 20, 1996.  No further information was

         provided.





















              36.  To ensure that they and all other Coastal directors

         were in a position to give fully informed consideration to the matters to be raised at the Special Meeting, Dr. Scott and Dr.

         Walls each wrote to Piemont and requested that he apprise them of the special meeting agenda and provide them with copies of all written materials given to any other members of the Board in connection with items to be addressed at the special

         meeting.


              37.  On June 18 -- fully twelve calendar days after the

         notice was sent and less than two business days before the meeting was scheduled -- Dr. Scott and Dr. Walls were provided with a purported agenda for the Special Board meeting (the

         "Agenda").  The items listed on this Agenda were in the follow-

         ing order:


                   1.   Review key metrics of business unit

                   2.   Review of agreement with Dr. Scott

                   3.   Employment agreements (J.J. Sokolov and

                        J. G. Piemont) - Recommendations

                   4..  Morgan Stanley asset disposition review


              38.  According to the Agenda, Piemont was scheduled to

         make a presentation regarding "Review of agreement with Dr.

         Scott," and director Robert V. Hatcher and Robert Elder, the head of Coastal's Human Resources Department, were scheduled to make a presentation about "Employment agreements (J.J. Sokolov









         and J.G. Piemont) - Recommendations."  Copies of the Sokolov

         and Piemont employment agreements, and the proposals for their alteration, were neither enclosed with the agenda nor provided to the Board before the meeting.


              39.  Attached to the Board meeting agenda was an agenda

         for the Plan Management Committee meeting, then scheduled for

         9:30 a.m. on June 20.  The Committee Agenda was identical to the Board Agenda; defendant Corman and Coastal's financial advisors were scheduled to speak at the Board meeting, but not the Committee meeting.


              40.  At the commencement of the Board meeting, Sokolov,

         accompanied by his Los Angeles counsel, announced that the order of the Agenda would be changed so that Piemont's proposed employment agreement (the "Piemont Agreement") would be

         discussed first.  Sokolov informed the Board that Dr. Scott's employment agreement would be discussed last, following


























         Morgan Stanley's asset disposition review and an unscheduled discussion of other financial matters.  Sokolov withdrew his employment agreement from discussion at that time.


         THE PIEMONT AGREEMENT


              41.  The full Board then was provided, for the first time,

         with the over forty-page document constituting a proposed

         employment contract with Piemont, which had been completed late the previous night, and with a four-page summary.  The discus-

         sion of the Piemont Agreement immediately commenced, with no time for the Board to review the distributed materials.


              42.  Tellingly, the Piemont Agreement was negotiated in

         California -- Sokolov's home state -- by Sokolov's California counsel, despite Piemont's presence in North Carolina; despite the fact that the Company's corporate headquarters are located in North Carolina; and despite the fact that Piemont is himself a North Carolina attorney.


              43.  The Piemont Agreement granted a set of lavish

         benefits to Piemont for his services as the Company's Chief

         Executive Officer and President, despite his lack of operating experience.  He would receive a base salary of $350,000 per year and an annual bonus that could reach as high as 50% of his base.  In addition, upon signing the agreement Piemont would be granted options exercisable for 10 years to purchase 200,000










         shares of Coastal common stock, vesting at the rate of 5,555 shares per month beginning on July 1, 1996.


              44.  The Piemont Agreement provided that Piemont's initial term would run through December 31, 1996 and that Coastal could extend this term beyond that date for additional terms of one year.  If Piemont's employment were extended beyond December

         31, 1996, he would be eligible to receive additional options to purchase up to 50,000 shares exercisable for ten years at the closing price on the day preceding the grant date as well as additional "performance options" that would vest on December

         31, 1997 and each December 31 thereafter.


              45.  The Piemont Agreement also provided that Coastal

         would be required to provide additional compensation totaling approximately $750,000 to Piemont if his term were not extended beyond December 31, 1996 or if thereafter his agreement were terminated "Without Cause."


























              46.  Furthermore, the Piemont Agreement permits Piemont to terminate his employment for "Good Reason."  "Good Reason" is defined in the Piemont Agreement as occurring when, among other things,


              the members of the Board who were not employed by or affiliated (except as directors) with the Employer on April 4, 1996 (the "Current Independent Directors") do not continue to serve as members of the Board or any new mem-ber is elected to the Board or appointed to fill a vacancy on the Board (whether created by a resignation, expansion of the Board or otherwise) whose election or appointment is not approved by a majority of the Current Independent Directors.


              47.  Under the Piemont Agreement, if Piemont chose to

         terminate his employment for "Good Reason," -- if, for example,

         an additional, purportedly "unapproved" director were elected to Coastal's Board or, read literally, if a current director were to die or resign -- he also is entitled to the immediate vesting of the 200,000 stock options.  This provision exacts a severe financial tariff of as much as $10 million on Coastal if its stockholders decide to replace a single Board member and/or expand the Board, further entenching the Board in office and unreasonably fettering Coastal stockholders of their right to exercise their voting power, and inhibiting stockholders and the Board from acting in the Company's best interests.
















         THE PIEMONT AGREEMENT WAS APPROVED
         WITHOUT ADEQUATE CONSIDERATION


              48.  After only 45 minutes of consideration, the Board, by a vote of 6 to 2 with one abstention, without adequately

         considering the cost of the Piemont Agreement or its effect upon the financial condition of Coastal and in breach of both its duty of care and of loyalty, voted to adopt the Piemont

         Agreement.


              49.  Among other things, during the meeting, some Board

         members, including Dr. Walls, commented that the "amount of paper" constituting the Piemont Agreement was "overwhelming."

         Dr. Scott requested a recess so that Board members could read the employment agreement proffered by Sokolov, but Sokolov refused his request.


              50.  Sokolov then informed Dr. Scott and the other Board

         members that several members of the Board (including Sokolov)

         had to leave the meeting at 3 o'clock.  As a result, a rushed decision-making atmosphere developed.  Discussion during the meeting indicated that one director




















         was present by telephone from a pub in Ireland where he was vacationing, far removed from any physical access to the

         hastily prepared Piemont Agreement or its summary.


              51.  Dr. Scott voiced his opinion that the adoption of the

         Piemont Agreement at a time when the Company was facing

         financial peril would be a rash and unjustified decision.

         Sokolov rebuffed his concerns.


              52.  Hatcher and Elder, the two persons designated by the

         Agenda to make presentations on the topic made no formal

         substantive presentation on its merits or shortcomings and con-

         tributed next to nothing to the discussion of the Piemont

         Agreement.


              53.  During the course of this discussion, Sokolov spoke

         at length on the "reasonableness" of the Piemont Agreement,

         which doubled Piemont's base salary -- from $175,000 to

         $350,000.  This was presented to the Board as an "average"

         amount for a "CEO" to accept for the position.


              54.  Sokolov further represented that the Piemont

         Agreement had been reviewed by Towers, Perrin, Forster &

         Crosby, Inc. ("Towers, Perrin"), a benefits consulting firm purportedly retained to review the Piemont Agreement.  However,

         no one representing Towers, Perrin was present at the meeting;

         no materials were made available to the directions reflecting










         Towers, Perrin's views; and no representative participated telephonically.


              55.  Dr. Scott questioned the "approval" of Towers, Perrin and asked to see its written report.  Elder stated that he had not yet received any written documents or analysis from Towers,

         Perrin, but that he was "awaiting" a written review "any day now."  Elder said he had not been back to his office that day to see if a report had arrived.


              56.  Nonetheless, Sokolov stated Towers, Perrin had

         assured Elder that the Piemont Agreement was "fair."  The Board was asked to rely on this verbal, unsubstantiated hearsay in making its decision regarding the Piemont Agreement.  In addi-

         tion, in response to Dr. Scott's question concerning the

         present value of the Piemont Agreement assuming all benefits were immediately payable, no one present at the meeting, in-

         cluding Chief Financial Officer Corman, was able to quantify this figure beyond a minimum of $750,000.  Dr. Scott attempted to initiate additional






















         discussion of the Piemont Agreement before a vote was taken,

         but Sokolov insisted no additional time was necessary, because there were adequate votes present to adopt the contract.


              57.  Moreover, prior to approving the Piemont Agreement

         the entire Board also had not been informed about significant reservations which had been expressed by Coastal's two major clients about the course management was taking, of which both

         Piemont and Sokolov had been advised.  One customer, a

         significant source of revenue for Coastal, indicated it had grave reservations about Piemont serving as Coastal's CEO be-

         cause he did not possess a medical degree or any operating experience in a medical-business setting.  The other client indicated it would go elsewhere for the services presently provided by Coastal if Dr. Scott's employment was terminated by the Company, and in fact, had already begun the bidding process to solicit another staffing service.  Neither of these conver-

         sations was brought to the Board's attention during the consid-

         eration of the Piemont Agreement, either by Piemont or any one affiliated with him.


              58.  After discovering the concerns of the Company's

         clients regarding the actions of the Board, Dr. Scott repeat-

         edly attempted to contact Piemont to discuss these develop-

         ments.  His telephone messages went unanswered.  Likewise,

         counsel for Dr. Scott wrote the Coastal's counsel, bringing










         these customer issues to its attention.  No response from the

         Company was forthcoming.


              59.  Despite the foregoing, by a vote of 6-2, with one

         abstention, the Board approved the adoption of the Piemont

         Agreement.  Plaintiffs Dr. Scott and Dr. Walls represented the only dissenting votes.


              60.  The meeting was then recessed for lunch, at which

         time, one director's telephone connection was terminated.

         Following the lunch recess, the Company's financial advisors made a presentation.  Although they had prepared hundreds of pages of materials for the Board to review, Sokolov informed these advisors that their presentation would have to be limited to a mere fifteen minutes.


              61.  After this presentation, Dr. Scott informed Sokolov

         and the Board that he felt unable to render an informed

         decision regarding financial issues presently pending before the Board, due to the Resolutions' constrictions on his in-

         ability to communicate with the financial advisors outside





















         of the meeting and their abbreviated presentation, and the lack of opportunity to evaluate the presented matters.  The Board spent even less time on the vital "key metrics" discussion.

         After consuming the majority of the Board's limited time on the

         Piemont Agreement, Sokolov announced there was no time to

         discuss the present financial status of the Company.  Defendant

         Corman never made his scheduled presentation.


              62.  From approximately 2:25 to 2:40 p.m., discussion

         ensued regarding Dr. Scott, albeit nothing was said regarding his employment agreement, as delineated on the Agenda.  In-

         stead, Sokolov distributed copies of the Moratorium agreement executed between Dr. Scott and the Company on June 17, 1996,

         which related only to proxy solicitations and the timing of the next Stockholders Annual meeting.  No discussion ensued regard-

         ing the Scott Agreement or the course of the conduct the Board had undertaken regarding that contract.  The meeting concluded soon after these events occurred.


         THE CENTURY CONTRACT


              63.  During this time period, defendant Piemont also took

         steps to guarantee that the Coastal Board did not ratify a vital insurance contract, executed between Century American

         Insurance Company ("Century"), a corporation in which Dr. Walls is President and CEO and Dr. Scott is the 100% stockholder.











              64.  In 1994, Coastal was required by certain of its

         customers to provide medical malpractice insurance written by a carrier holding at least a B+ rating, A.M. Best Co.  To ensure that Century maintained its B+ rating, A.M. Best required Cen-

         tury and Coastal to enter into a written contract.


              65.  Accordingly, on February 29, 1996, Century and

         Coastal negotiated a five-year agreement (the "Century Con-

         tract"), with Piemont acting as Coastal's general counsel.  The

         Century Contract was presented to the Coastal Board for ratifi-

         cation on March 12, 1996.  The Board expressed two minor con-

         cerns with the contract, both of which were later addressed via amendments prepared by Dr. Walls.



































              66.  Defendant Piemont scheduled meetings with Dr. Walls

         on June 14, and June 18 to discuss the Century Contract, but abruptly canceled them, forcing Dr. Walls to contact A.M. Best to report that he could not provide them with a definitive report on the status of the Century Contract.


              67.  During the Board meeting on June 20, Dr. Walls again

         requested that the Century Contract be considered by the Board.

         The Board refused to discuss the contract, for the sole or primary purpose of attempting to pressure Dr. Scott and Dr.

         Walls in furtherance of the Sokolov scheme.


              68.  June 21, 1996, Dr. Walls met with Piemont and others

         to review the Century Contract.  Piemont stated that he would not recommend that the Board enter into the five-year contract with Century, even though Piemont himself had previously

         negotiated the contract on behalf of Coastal.  In addition, he stated he would make no decision by July 1, 1996, even though the Board had requested Piemont submit his "recommendation" by that date.


              69.  Piemont also told Dr. Walls that Coastal had no

         obligation to Century and that Coastal did not want to take any action that would enhance the value of Century or do anything that would assist Dr. Scott, regardless of the best interests of the Company, its stockholders, or its customers.











              70.  Despite the desperate need for the Board's rati-

         fication of the Century Contract, and the potential loss of

         Coastal clients such lack of ratification would cause, Piemont has consistently delayed the presentation of the Century Con-

         tract to the Board in whole or in part due to his desire to oust Dr. Scott, and all things even peripherally related to Dr.

         Scott, from Coastal.


         THE NEXT PHASE OF SOKOLOV'S PLAN


              71.  Sokolov's efforts to manage Coastal as his personal

         fiefdom without regard to the best interests of Coastal and its shareholders continued.  Specifically, rather than explore in a deliberate, fully informed manner, ways of maximizing value for all Coastal shareholders, Sokolov engineered a scheme to sell

         Coastal assets in a piecemeal fashion.






























              72.  To that end, by notice dated July 3, 1996, a

         telephonic Board conference call was scheduled for July 8,

         1996, commencing at 6:30 p.m.  In an effort to hinder, rather than foster informed decision-making, a series of resolutions were distributed to some, but not all, Board members which would approve a recommendation that Coastal "begin marketing for sale any or all of the assets, stock or businesses of the business units of the Corporation designated on Exhibit A [of the resolutions]."  (hereinafter referred to as the "Asset Sale

         Resolutions")  Significantly, only three subsidiaries were ex-

         cluded from the proposed assets to be sold, including the

         underperforming businesses sold by Sokolov to Coastal.


              73.  Dr. Scott and director John A. Hemingway never

         received a copy of the Asset Sale Resolutions prior to the

         Board meeting and Dr. Walls received a copy by hand delivery only minutes before the meeting.  Unbeknownst to them, however,

         the result was preordained.  After an earlier meeting of the

         Special Committee, that Committee voted to approve the Asset

         Sale Resolutions without any consideration of all alternatives.

         Moreover, at the full Board meeting Dr. Scott requested an opportunity more fully to consider this matter and was told by

         Sokolov that he could only take a three-minute recess.  The

         Board was also told that the exhibit to the Asset Sale Resolu-

         tions was wrong but that the Asset Sale Resolutions should be approved.










              74.  The Asset Sale Resolutions were approved by a vote of

         6-2, with Dr. Scott abstaining from casting his vote due to his lack of information.  Dr. Walls was one of the two dissenting votes.


         THE DETERMINATION TO SOLICIT SHAREHOLDER SUPPORT


              75.  Following the Board meeting on June 20, counsel for

         Dr. Scott met with Coastal's attorneys, but they were unable to reach a consensus on moving forward.  In light of the devel-

         opments alleged above, and the prior actions of the Board, Dr.

         Scott had no alternative options in the best interests of the

         Company.  Accordingly, Dr. Scott is today terminating the

         Moratorium and intends to take steps to solicit proxies for the replacement of certain Board members.































         EXCUSE OF DEMAND IN RELATION TO
         CLAIMS BROUGHT ON COASTAL'S BEHALF


              76.  Dr. Scott and Dr. Walls have not made a demand on the

         Board of Coastal to initiate this litigation insofar as it seeks relief on behalf of Coastal.  Any demand would be a

         futile gesture for the following reasons:


                   (a) The actions complained of herein constitute a waste or misappropriation of corporate assets or otherwise constitute conduct approved in breach of the individual directors' duties of loyalty and care, and the Board's approval of or acqui-escence in these action is beyond the protection of the business judgment rule in that, among other things:

                        (1) The Resolutions violate the Scott Agree-ment, exposing the Company to liability for breach of contract;

                        (2)  The Resolutions were adopted without
                             adequate time for the Board to consider and evaluate them;

                        (3) The Piemont Agreement was adopted despite the considerable financial strain it could place on the Company, and no written report was obtained for review by the Board as it is alleged "reasonableness."

                        (4) The Piemont Agreement was adopted despite the fact that Board members requested time to review written materials distributed in conjunction with this contract and that at least one Board member was not able to review the written agreement due to his physical locale at the time of the June 20 meeting;

                        (5)  Coastal and its stockholders receive no
                             benefit from the Piemont Agreement, and in fact are financially penalized if the agreement is terminated, either by the return of Dr. Scott to his employment or by









                             the expansion of the Board or change in
                             Board members;

                        (6) The Piemont Agreement was adopted despite the known but, at least at the time, undis-closed fact that Coastal's major clients would not continue to do business with the Company if Scott were not President or CEO or if the CEO did not possess a medical degree, as Piemont does not;

                        (7) The ratification of the Century Contract has been delayed with no economic justifi-cation; and

                        (8)  The Asset Sale Resolutions were adopted
                             without adequate time for the Board to con-sider and evaluate them.









































                   (b) Plaintiffs seek to recover in this action sig-nificant damages from the individual defendants as a result of their participation or acquies-cence in the waste of the Company's assets alleged in the complaint;

                   (c) The individual director defendants are each jointly and severally liable for the amounts of the misappropriated or wasted corporate assets;

                   (d) The known principal wrongdoers and beneficiaries of the wrongdoing complained of are in a position to, and do, dominate and control the Board. Thus, the Board could neither exercise independent objective judgment in deciding whether to bring this action nor vigorously prosecute this action;

                   (e) The acts complained of herein are wrongful and the expenditure of funds complained of consti-tute a waste of the Company's assets, and thus are incapable of ratification.


                                     COUNT I
               (FOR BREACH OF FIDUCIARY DUTY AND DECLARATORY RELIEF
                         WITH RESPECT TO THE RESOLUTIONS)


              77.  Plaintiff Dr. Scott repeats each of the foregoing

         allegations above, as if fully set forth herein.


              78.  The six members of the Coastal Board who approved the

         Resolutions, including Sokolov and Corman, owe a fiduciary duty to exercise their positions of trust and confidence with due care, loyalty, and fair dealing.


              79.  By failing to render informed decisions at the May

         29, 1996 meeting and by adopting the Resolutions for the sole or primary purpose of frustrating fully informed decision-

         making by all Coastal directors without any legitimate business









         purpose, the six members of the Coastal Board who approved the

         Resolutions, including Sokolov and Corman, breached their fidu-

         ciary duties.


              80.  Because the Resolutions impede Dr. Scott's ability to gather information and to exercise his own best judgment on matters before the Board, they are also contrary to public policy.


              81.  The conduct of the six members of the Coastal Board

         who approved the Resolutions, including Sokolov and Corman, in connection with the Resolutions is, and, unless corrected, will continue to be, wrongful, unfair and harmful to Dr. Scott.


              82.  Plaintiff has no adequate remedy at law.

































                                     COUNT II
               (FOR BREACH OF FIDUCIARY DUTY AND DECLARATORY RELIEF
                      WITH RESPECT TO THE PIEMONT AGREEMENT)


              83.  Plaintiffs Dr. Scott and Dr. Walls repeat each of the foregoing allegations above, as if fully set forth herein.


              84.  The six members of the Coastal Board who approved the

         Piemont Agreement, including Sokolov and Corman, owe fiduciary duties to exercise their positions with due care, loyalty, and fair dealing.


              85.  By failing to render informed decisions at the June

         20, 1996 meeting and adopting the Piemont Agreement, the six members of the Coastal Board who approved the Piemont

         Agreement, including Sokolov and Corman, breached their fidu-

         ciary duties by diluting Plaintiffs' voting power, entrenching the Board in office and exacting a financial tariff upon them as stockholders for the exercise of shareholder suffrage.


              86.  Because the Piemont Agreement impedes plaintiffs'

         ability to exercise their own best judgment in the best

         interests of Coastal and the stockholders without the imposi-

         tion of a financial penalty upon the Company, it also is con-

         trary to public policy.


              87.  The conduct of the six members of the Coastal Board

         who approved the Piemont Agreement, including Sokolov and

         Corman, in connection with the Piemont Agreement is, and,









         unless corrected, will continue to be, wrongful, unfair and harmful to Dr. Scott and Dr. Walls as stockholders of Coastal.


              88.  Plaintiffs have no adequate remedy at law.


                                    COUNT III
             (FOR BREACH OF FIDUCIARY DUTY BY DEFENDANTS SOKOLOV AND
                     CORMAN WITH RESPECT TO THE RESOLUTIONS)


              89.  Plaintiffs repeat each of the allegations above, as

         if fully set forth herein.


              90.  The six members of the Coastal Board who approved the

         Resolutions, including Defendants Sokolov and Corman, as

         directors of Coastal, owe both the Company and its stockholders a fiduciary duty to exercise their positions of trust and

         confidence with due care, loyalty, and fair dealing.
































              91.  By failing to render informed decisions at the May

         29, 1996 meeting in approving the Resolutions, the six members of the Coastal Board who approved the Resolutions, including

         Sokolov and Corman, breached their fiduciary duties of due care to Coastal and its stockholders.


              92.  Furthermore, by adopting the Resolutions that purport to prohibit Dr. Scott from communicating with employees and advisors of the Company, the six members of the Coastal Board who approved the Resolutions, including defendants Sokolov and

         Corman, inhibited his ability to exercise his own best judgment to make decisions in the best interest of the Company and

         therefore have breached their fiduciary duties of loyalty to

         Coastal and its stockholders by constricting the judgment exer-

         cised by one of its directors without any legitimate business purpose and for the sole and primary purpose of entrenching

         Sokolov, Corman, and Piemont including informed decision making by the Coastal Board as a whole.


              93.  Plaintiffs have no adequate remedy at law.


                                     COUNT IV
             (FOR BREACH OF FIDUCIARY DUTY BY DEFENDANTS SOKOLOV AND
                  CORMAN WITH RESPECT TO THE PIEMONT AGREEMENT)


              94.  Plaintiffs repeat each of the foregoing allegations

         above, as if fully set forth herein.












              95.  The six members of the Coastal Board who approved the

         Piemont Agreement, including defendants Sokolov and Corman, as directors of Coastal owe both the Company and its stockholders a fiduciary duty to exercise their positions of trust and

         confidence with due care, loyalty, and fair dealing.


              96.  By failing to render informed decisions at the June

         20, 1996 meeting in approving the Piemont Agreement as alleged more fully above, defendants Sokolov and Corman, as well as the other directors who voted in favor of the Piemont Agreement,

         breached their fiduciary duties of due care to Coastal and its stockholders.


              97.  Moreover, the adoption of the Piemont Agreement has

         no economic justification and does not serve any legitimate business purpose, in breach of their fiduciary duties to

         Coastal stockholders under Delaware law.


              98.  Plaintiffs have no adequate remedy at law.

























                                     COUNT V
               (FOR BREACH OF FIDUCIARY DUTY BY SOKOLOV AND CORMAN
                   WITH RESPECT TO THE ASSET SALE RESOLUTIONS)


              99.  Plaintiffs repeat each of the foregoing allegations

         above, as if fully set forth herein.


              100.  The six members of the Coastal Board who approved

         the Asset Sale Resolutions including defendants Sokolov and

         Corman, as directors of Coastal owe both the Company and its stockholders a fiduciary duty to exercise their positions of trust and confidence with due care, loyalty, and fair dealing.


              101.  By failing to render informed decisions at the July

         8, 1996 meeting and in approving the Asset Sale Resolutions, as alleged more fully above, defendants Sokolov and Corman, as well as the other directors who voted in favor of the Asset

         Sale Resolutions, breached their fiduciary duties of due care to Coastal and its stockholders.


              102.  Plaintiffs have no adequate remedy at law.


                                     COUNT VI
           (FOR BREACH OF FIDUCIARY DUTY BY DEFENDANTS SOKOLOV, PIEMONT
                 AND CORMAN WITH RESPECT TO THE CENTURY CONTRACT)


              103.  Plaintiffs repeat each of the allegations above, as

         if fully set forth herein.


              104.  Defendants Sokolov and Corman, as directors and

         officers of Coastal, owe both the Company and its stockholders









         a fiduciary duty to exercise their positions of trusts and con-

         fidence with due care, loyalty, and fair dealing.


              105.  By failing to present the Century Contract to the

         Coastal Board for ratification, defendants Sokolov, Piemont and

         Corman breached their fiduciary duties of loyalty to Coastal and its stockholders by jeopardizing the financial well-being of the Company and threatening its standing with its customers.


              106.  Plaintiffs have no adequate remedy at law.


                                    COUNT VII
             (FOR WASTE OF CORPORATE ASSETS BY DEFENDANTS SOKOLOV AND
                  CORMAN WITH RESPECT TO THE PIEMONT AGREEMENT)


              107.  Plaintiffs repeat each of the foregoing allegations

         above as if set forth fully herein.
































              108.  As of result of the foregoing conduct, defendants

         Sokolov and Corman have wasted or misappropriated the valuable assets belonging to Coastal.


              109.  The actions of the six directors who voted to

         approve the Piemont Agreement, including those taken by Sokolov and Corman, are beyond the protection of the business judgment rule.  Defendants Sokolov and Corman are personally liable,

         jointly and severally, for the full amounts of the wasted or misappropriated corporate assets, with interest.


              110.  By reason of the foregoing, Coastal has been damaged and has sustained, and will continue to sustain, irreparable injury for which the Company has no adequate remedy at law.


                                    COUNT VIII
               (FOR AIDING AND ABETTING BREACH OF FIDUCIARY DUTY BY
             DEFENDANT PIEMONT WITH RESPECT TO THE PIEMONT AGREEMENT)


              111.  Plaintiff Scott repeats each of the foregoing

         allegations above, as if fully set forth herein.


              112.  Defendant Piemont, as former general counsel of the

         Company, knew that the six members of the Coastal Board who approved the Piemont Agreement, including defendants Sokolov and Corman, as directors of Coastal owe both the Company and its stockholders a fiduciary duty to exercise their positions of trust and confidence with due care, loyalty, and fair deal-

         ing.










              113.  Defendant Piemont knew that defendants Sokolov and

         Corman, as well as the other directors who voted in favor of the Piemont Agreement, breached the fiduciary duties of due care to Coastal and its stockholders by failing to render in-

         formed decisions at the June 20, 1996 meeting in approving the

         Piemont Agreement as alleged more fully above.


              114.  By entering into the Piemont Agreement, and by

         failing to inform the Board of significant misgivings by sub-

         stantial clients concerning Dr. Scott's removal as President and CEO and the assumption by Piemont of those responsibili-

         ties, defendant Piemont knowingly induced, participated in,

         assisted and encouraged defendants Sokolov and Corman, as well as the
































         other members of the Board who approved of the Piemont

         Agreement, in the acts by which they breached their fiduciary duties to Coastal and its stockholders.


              115.  Plaintiffs have no adequate remedy at law.


              WHEREFORE, Plaintiffs pray the Court:


              1.  To declare that Sokolov and Corman have breached their fiduciary obligations to Coastal and its stockholders under

         Delaware law by, among other reasons, adopting the Resolutions,

         approving the Piemont Agreement, approving the Asset Sale

         Resolutions, and failing to present the Century Contract to the

         Board for ratification;


              2.  To declare the Resolutions and the Piemont Agreement

         contrary to Delaware public policy;


              3.  To enjoin the Company, Sokolov and Corman or those

         acting in concert with either or both of them, from enforcing the provisions of the Resolutions which bar Dr. Scott's access to Company personnel and financial advisors;


              4.  To enjoin the Company, Sokolov and Corman, or those

         acting in concert with either or both of them, from enforcing the terms of the Piemont Agreement;














              5.  To enjoin defendants Sokolov, Corman and Piemont

         interfering with the presentation of the Century Contract to the Coastal Board for ratification;


              6.  To enjoin the Company, Sokolov and Corman or those

         acting in concert with either or both of them, from enforcing the provisions of the Asset Sales Resolutions;


              7.  That Coastal recover judgment against Sokolov, Corman

         and Piemont, jointly and severally, and be awarded damages in an amount in excess of $10,000.00 for actual damages, together with pre-judgment and post-judgment interest;


              8.  That Coastal recover judgment against Piemont in an

         amount in excess of $10,000.00 in actual damages together with pre-judgment and post-judgment interest, as derived from the

         Piemont Agreement by Piemont;


              9.  That Plaintiffs recover the costs and expenses

         incurred in this action, including reasonable attorneys',

         accountants', and experts' fees;






















              10.  That Plaintiffs recover such other and further relief as this Court deem just and proper; and


              11.  That a jury trial be awarded on all issues so

         triable.


              This the 9th day of July, 1996.


                                       /s/ James T. Williams, Jr.
                                       James T. Williams, Jr.
                                       Mack Sperling
                                       James C. Adams, II

                                       BROOKS, PIERCE, MCLENDON,
                                         HUMPHREY & LEONARD, L.L.P.
                                       2000 Renaissance Plaza
                                       230 North Elm Street
                                       Post Office Box 26000
                                       Greensboro, North Carolina  27420
                                       Telephone:  (910) 373-8850


                                       /s/ Richard M. Hutson, II
                                       Richard M. Hutson, II
                                       James H. Hughes

                                       HUTSON HUGHES & POWELL, P.A.
                                       300 West Morgan Street
                                       Peoples Security Building
                                       Suite 1500
                                       P.O. Drawer 2252-A
                                       Durham, North Carolina  27702
                                       Telephone:  (919) 683-1561

                                       Counsel for Plaintiff
                                         Steven M. Scott, M.D.

         OF COUNSEL:

         Jay B. Kasner
         SKADDEN, ARPS, SLATE, MEAGHER
           & FLOM
         919 Third Avenue
         New York, New York  10022
         Telephone:  (212) 735-3000









                                       /s/ John R. Jolly, Jr.
                                       John R. Jolly, Jr.
                                       David Dreifus

                                       POYNER & SPRUILL
                                       3600 Glenwood Avenue
                                       Raleigh, North Carolina  27605
                                       Telephone:  (919) 783-6400

                                       Counsel for Plaintiff
                                         Bertram E. Walls, M.D., M.B.A.











































                                                           Exhibit 99







         NORTH CAROLINA
                                                            VERIFICATION
         DURHAM COUNTY



              Steven M. Scott, M.D. first being duly sworn, deposes and says:

              That he is one of the Plaintiffs in the above-entitled action, that he has read the foregoing Complaint and that the allegations contained therein are true of his own knowledge except as to those matters stated on information and belief and as to those matters he believes them to be true.

              This 9th day of July, 1996.



                                            /s/ Steven M. Scott, M.D.
                                            Steven M. Scott, M.D.


         Sworn to and subscribed
         before me this the
         9th day of July, 1996.


         /s/ Alice F. Crawley
         Notary Public

         My Commission Expires:


               10/4/98







         NORTH CAROLINA
                                                            VERIFICATION
         DURHAM COUNTY



              Bertram E. Walls, M.D., M.B.A. first being duly sworn, deposes and says:

              That he is one of the Plaintiffs in the above-entitled action, that he has read the foregoing Complaint and that the allegations contained herein are true of his own knowledge except as to those matters stated on information and belief and as to those matters he believes them to be true.

              This 9th day of July, 1996.



                                       /s/ Bertram E. Walls
                                       Bertram E. Walls, M.D., M.B.A.

         Sworn to and subscribed
         before me this the
         9th day of July, 1996.


         /s/ Sandra J. Massengill
         Notary Public

         My Commission Expires:


            November 10, 1999